Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Wayne D. Mackie	Jim Buckley
Executive Vice President, CFO	Executive Vice President
Charles River Associates	Sharon Merrill Associates, Inc.
617-425-3740	617-542-5300

CHARLES RIVER ASSOCIATES (CRA) ANNOUNCES SECOND-QUARTER
FISCAL 2010 FINANCIAL RESULTS

Company Momentum Shifts Favorably as Non-GAAP Revenue

 and Profitability Improve from First Quarter

BOSTON, June 10, 2010 — Charles River Associates (NASDAQ: CRAI), a worldwide leader in providing management, economic and financial consulting services, today announced financial results for its fiscal second quarter, the twelve weeks ended May 14, 2010.

Revenue for the second quarter of fiscal 2010 was $68.1 million, compared with $72.0 million for the second quarter of fiscal 2009 and $58.8 million in the first quarter of fiscal 2010.  Non-GAAP revenue for the second quarter of fiscal 2010 was $66.3 million, compared with $69.3 million in the same period of fiscal 2009 and $57.8 million in the first quarter of fiscal 2010.

The net loss for the second quarter of fiscal 2010 was $1.5 million, or $0.14 per share, compared with net income of $1.2 million, or $0.11 per diluted share, in the second quarter of fiscal 2009, and net income of $266,000, or $0.02 per diluted share, in the first quarter of fiscal 2010.  The net loss for the second quarter of fiscal 2010 included a pre-tax restructuring charge of $5.0 million and a pre-tax charge of $425,000 related to the repurchase of convertible bonds.  Excluding these charges and the effect of the Company’s NeuCo subsidiary, non-GAAP net income for the second quarter of fiscal 2010 was $2.0 million, or $0.19 per diluted share, compared with non-GAAP net income of $3.0 million, or $0.28 per diluted share, in the second quarter of fiscal 2009, and $446,000, or $0.04 per diluted share, in the first quarter of fiscal 2010.

A complete reconciliation between GAAP and non-GAAP financial information for the second quarters of fiscal 2010 and fiscal 2009, the first quarter of fiscal 2010, and the first two quarters of fiscal 2010 and fiscal 2009 is provided in the financial tables at the end of this release.

The Company ended the second quarter with cash and equivalents and short-term investments of $80.0 million, compared with $113.3 million at the end of the first quarter of fiscal 2010.  The difference primarily reflects the payment of the fiscal 2009 bonuses in the second quarter and $15 million related to the repurchase of the Company’s convertible bonds.

Comments on the Second Quarter

“CRA’s non-GAAP revenue for the second quarter grew 15% from the sequential first quarter, driven by positive contributions from several practices within our litigation and management consulting service offerings,” said Paul Maleh, CRA’s President and Chief Executive Officer.  “Our ability to achieve double-digit sequential revenue growth is notable, considering that we executed a series of restructuring activities during the second quarter. We expect these restructuring activities will yield annualized savings of approximately $9.3 million. As a result of these actions and an increased demand for our services, utilization improved to 65% from 60% in the first quarter. Although this remains below our target utilization rate, several practices have responded positively to the challenging environment. Across the Company, we are focused on maintaining the momentum gained during the second quarter.”

“As a result, our non-GAAP operating margin increased to 6.5% from 3.2% in the first quarter of fiscal 2010,” Maleh said.  “On a non-GAAP basis, second-quarter SG&A as a percentage of revenue declined to 22.2%, compared with 25.3% in the first quarter.  Our non-GAAP SG&A costs were flat sequentially while adding $8.5 million of revenue in the quarter.  We will continue to work at reducing our SG&A expense while improving the support services provided to our consultants.”

Outlook

“We believe the underlying fundamentals of our business have improved from the slow start we experienced at the beginning of the fiscal year,” said Maleh.  “CRA is continuing to win new engagements across a number of practice areas, and the cost reduction and strategic initiatives we implemented over the past two years have strengthened the foundation of our business.  Looking forward, however, the impact of these positive factors may be tempered by the uncertain economic environment, as clients continue to be hesitant about spending on major consulting projects and the pace of litigation-related activity remains sluggish.”

Conference Call Information and Prepared CFO Remarks

CRA will host a conference call this morning at 9:00 a.m. ET to discuss its second quarter 2010 financial results.  To listen to a live webcast of the call, please visit the Company’s website at http://www.crai.com prior to the event’s broadcast.  To listen to the call via telephone, dial (201) 689-8881 or (877) 709-8155.  Interested parties unable to participate in the live call may access an archived version of the webcast on CRA’s website.

In combination with this press release, CRA is providing prepared remarks by its CFO Wayne Mackie under “Conference Call Materials” in the investor relations section on the Company’s website at http://www.crai.com. These remarks are offered to provide the investment community with additional background on CRA’s financial results prior to the start of the conference call.

About Charles River Associates (CRA)

Charles River Associates® is a global consulting firm specializing in litigation, regulatory, and financial consulting, and management consulting. CRA advises clients on economic and financial matters pertaining to litigation and regulatory proceedings, and guides corporations through critical business strategy and performance-related issues. Since 1965, clients have engaged CRA for its unique combination of functional expertise and industry knowledge, and for its objective solutions to complex problems. Headquartered in Boston, CRA has offices throughout North America, Europe, the Middle East, and Asia. Detailed information about Charles River Associates, a registered trade name of CRA International, Inc., is available at http://www.crai.com.

NON-GAAP FINANCIAL MEASURES

In addition to reporting its financial results in accordance with U.S. generally accepted accounting principles, or GAAP, the Company has also provided in this release non-GAAP financial information.  The Company believes the use of non-GAAP measures in addition to GAAP measures is an additional useful method of evaluating its results of operations.  The Company believes that presenting its financial results excluding these restructuring costs, non-cash expenses related to the repurchase of its convertible bonds, and NeuCo’s results is important to investors and management because it is more indicative of its ongoing operating results and financial condition.  These non-GAAP financial measures should be considered in conjunction with, but not as a substitute for, the financial information presented in accordance with GAAP, and the expected results calculated in accordance with GAAP and reconciliations to those expected results should be carefully evaluated.  The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.  Specifically, for the second quarter of fiscal 2010, the Company has excluded certain restructuring costs, expenses related to the repurchase of its convertible bonds and NeuCo’s results.  For the first quarter of 2010, the Company has excluded NeuCo’s results.  For the second quarter of fiscal 2009, the Company has excluded certain restructuring costs, expenses related to the repurchase of its convertible bonds and NeuCo’s results.

Statements in this press release concerning the future business, operating results, estimated cost savings, and financial condition of the Company and statements using the terms “anticipates,” “believes,” “expects,” “should,” or similar expressions, are “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995.  These statements are based upon management’s current expectations and are subject to a number of factors and uncertainties.  Information contained in these forward-looking statements is inherently uncertain and actual performance and results may differ materially due to many important factors.  Such factors that could cause actual results to differ materially from any forward-looking statements made by the Company include, among others, the Company’s restructuring costs and attributable annual cost savings, changes in the Company’s effective tax rate, share dilution from the Company’s convertible debt offering and stock-based compensation, dependence on key personnel, attracting and retaining qualified consultants, dependence on outside experts, utilization rates, factors related to its acquisitions, including integration of personnel, clients, offices, and unanticipated expenses and liabilities, the risk of impairment write downs to the Company’s intangible assets, including goodwill, if the Company’s enterprise value declines below certain levels, risks associated with acquisitions it may make in the future, risks inherent in international operations, the performance of NeuCo, changes in accounting standards, rules and regulations, changes in the law that affect its practice areas, management of new offices, the potential loss of clients, the ability of customers to terminate the Company’s engagements on short notice, dependence on the growth of the Company’s business consulting practice, the unpredictable nature of litigation-related projects, the ability of the Company to integrate successfully new consultants into its practice, general economic conditions, intense competition, risks inherent in litigation, and professional liability.  Further information on these and other potential factors that could affect the Company’s financial results is included in the Company’s periodic filings with the Securities and Exchange Commission.  The Company cannot guarantee any future results, levels of activity, performance or achievement.  The Company undertakes no obligation to update any of its forward-looking statements after the date of this press release.

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS INCLUDING A RECONCILIATION TO NON-GAAP RESULTS

FOR THE TWELVE WEEKS ENDED MAY 14, 2010 COMPARED TO THE TWELVE WEEKS ENDED MAY 15, 2009

(In thousands, except per share data)

	Twelve Weeks Ended May 14, 2010					Twelve Weeks Ended May 15, 2009 (as revised) (5)
		Adjustments to	Adjustments to	Adjustments to			Adjustments to	Adjustments to	Adjustments to
	GAAP	GAAP Results	GAAP Results	GAAP Results	Non-GAAP	GAAP	GAAP Results	GAAP Results	GAAP Results	Non-GAAP
	Results	(Restructuring) (2)	(Bond Buyback) (3)	(NeuCo) (4)	Results	Results	(Restructuring) (6)	(Bond Buyback) (7)	(NeuCo) (4)	Results

Revenues	$68,075	$—	$—	$1,786	$66,289	$71,974	$—	$—	$2,636	$69,338
Costs of services	50,055	3,687	—	473	45,895	47,790	1,421	—	1,420	44,949
Gross profit (loss)	18,020	(3,687)	—	1,313	20,394	24,184	(1,421)	—	1,216	24,389

Selling, general and administrative expenses	17,475	1,324	—	1,425	14,726	18,496	1,028	—	1,214	16,254
Depreciation and amortization	1,467	31	—	62	1,374	1,769	—	—	131	1,638
Income (loss) from operations	(922)	(5,042)	—	(174)	4,294	3,919	(2,449)	—	(129)	6,497

Interest and other income (expense), net	(1,235)	—	(425)	(49)	(761)	(941)	—	(29)	(36)	(876)
Income (loss) before benefit (provision) for income taxes	(2,157)	(5,042)	(425)	(223)	3,533	2,978	(2,449)	(29)	(165)	5,621
Benefit (provision) for income taxes	577	1,819	175	93	(1,510)	(1,794)	728	12	116	(2,650)
Net income (loss)	(1,580)	(3,223)	(250)	(130)	2,023	1,184	(1,721)	(17)	(49)	2,971
Net loss (income) attributable to noncontrolling interest, net of tax	57	—	—	57	—	(18)	—	—	(18)	—
Net income (loss) attributable to CRA International, Inc.	$(1,523)	$(3,223)	$(250)	$(73)	$2,023	$1,166	$(1,721)	$(17)	$(67)	$2,971

Net income per share attributable to CRA International, Inc.:
Basic	$(0.14)				$0.19	$0.11				$0.28
Diluted	$(0.14)				$0.19	$0.11				$0.28

Weighted average number of shares outstanding:
Basic	10,713				10,713	10,603				10,603
Diluted	10,713 (1)				10,856 (1)	10,683				10,683

(1) Approximately 143,000 common stock equivalents are excluded from the GAAP results because they are antidilutive in the second quarter of fiscal 2010 but they are included in the non-GAAP results because they are dilutive.

(2) During the twelve weeks ended May 14, 2010, the Company incurred pre-tax expenses of $5.0 million and related income tax effect of $1.8 million principally associated with an employee workforce reduction designed to better align staffing levels with revenue, closing the Houston, TX office, and restructuring select practice areas.

(3) During the twelve weeks ended May 14, 2010, the Company repurchased $15.0 million of its convertible bonds at a discount, however, under FASB Accounting Standards Codification Topic 470-20, “Debt”, this resulted in a $0.4 million loss on a pre-tax basis.

(4) These adjustments include activity related to NeuCo in the Company’s GAAP results.

(5) These amounts are revised based upon the Company’s adoption of FASB Accounting Standards Codification Topic 470-20, “Debt”, which was formerly referred to as FASB Staff Position APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)”.  This standard changed the accounting treatment for convertible debt instruments.

(6) During the twelve weeks ended May 15, 2009, the Company incurred pre-tax expenses of $2.4 million and related income tax effect of $0.7 million principally associated with an employee workforce reduction designed to reduce the Company’s operating expenses and improve its utilization rate.  The $2.4 million also includes a $0.3 million revision to an estimate for a previously recorded office closure liability.

(7) During the twelve weeks ended May 15, 2009, the Company repurchased $7.0 million of its convertible bonds at a discount, however, under FASB Accounting Standards Codification Topic 470-20, “Debt”, this resulted in a $29,000 loss on a pre-tax basis.

CRA INTERNATIONAL, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS INCLUDING A RECONCILIATION TO NON-GAAP RESULTS

FOR THE TWENTY-FOUR WEEKS ENDED MAY 14, 2010 COMPARED TO THE TWENTY-FOUR WEEKS ENDED MAY 15, 2009

(In thousands, except per share data)

	Twenty-four Weeks Ended May 14, 2010					Twenty-four Weeks Ended May 15, 2009 (as revised) (5)
		Adjustments to	Adjustments to	Adjustments to			Adjustments to		Adjustments to	Adjustments to
	GAAP	GAAP Results	GAAP Results	GAAP Results	Non-GAAP	GAAP	GAAP Results		GAAP Results	GAAP Results	Non-GAAP
	Results	(Restructuring) (2)	(Bond Buyback) (3)	(NeuCo) (4)	Results	Results	(Restructuring)		(Bond Buyback) (8)	(NeuCo) (4)	Results

Revenues	$126,921	—	$—	$2,870	$124,051	$137,795	$—		$—	$4,147	$133,648
Costs of services	90,509	3,687	—	847	85,975	90,859	1,944	(6)	—	2,353	86,562
Gross profit (loss)	36,412	(3,687)	—	2,023	38,076	46,936	(1,944)		—	1,794	47,086

Selling, general and administrative expenses	33,269	1,324	—	2,580	29,365	35,764	1,284	(6)	—	2,123	32,357
Depreciation and amortization	2,725	31	—	103	2,591	3,682	—		—	313	3,369
Income (loss) from operations	418	(5,042)	—	(660)	6,120	7,490	(3,228)		—	(642)	11,360

Interest and other income (expense), net	(2,040)	—	(425)	(79)	(1,536)	(1,905)	(390	)(7)	(29)	(69)	(1,417)
Income (loss) before benefit (provision) for income taxes and noncontrolling interest	(1,622)	(5,042)	(425)	(739)	4,584	5,585	(3,618)		(29)	(711)	9,943
Benefit (provision) for income taxes	141	1,819	175	262	(2,115)	(4,055)	728	(6)	12	237	(5,032)
Net income (loss)	(1,481)	(3,223)	(250)	(477)	2,469	1,530	(2,890)		(17)	(474)	4,911
Net loss (income) attributable to noncontrolling interest, net of tax	224	—	—	224	—	170	—		—	170	—
Net income (loss) attributable to CRA International, Inc.	$(1,257)	$(3,223)	$(250)	$(253)	$2,469	$1,700	$(2,890)		$(17)	$(304)	$4,911

Net income per share attributable to CRA International, Inc.:
Basic	$(0.12)				$0.23	$0.16					$0.46
Diluted	$(0.12)				$0.23	$0.16					$0.46

Weighted average number of shares outstanding:
Basic	10,683				10,683	10,581					10,581
Diluted	10,683 (1)				10,846 (1)	10,670					10,670

(1) Approximately 163,000 common stock equivalents are excluded from the GAAP results because they are antidilutive in the fiscal year to date period ending May 14, 2010 but they are included in the non-GAAP results because they are dilutive.

(2) During the twenty-four weeks ended May 14, 2010, the Company incurred pre-tax expenses of $5.0 million and related income tax effect of $1.8 million principally associated with an employee workforce reduction designed to better align staffing levels with revenue, closing the Houston, TX office, and restructuring select practice areas.

(3) During the twenty-four weeks ended May 14, 2010, the Company repurchased $15.0 million of its convertible bonds at a discount, however, under FASB Accounting Standards Codification Topic 470-20, “Debt”, this resulted in a $0.4 million loss on a pre-tax basis.

(4) These adjustments include activity related to NeuCo in the Company’s GAAP results.

(5) These amounts are revised based upon the Company’s adoption of FASB Accounting Standards Codification Topic 470-20, “Debt”, which was formerly referred to as FASB Staff Position APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)”.  This standard changed the accounting treatment for convertible debt instruments.

(6) During the twenty-four weeks ended May 15, 2009, the Company incurred pre-tax expenses of $3.2 million and related income tax effect of $0.7 million associated principally with an employee workforce reduction designed to reduce the Company’s operating expenses and improve its utilization rate.  The $3.2 million also includes a $0.3 million revision to an estimate for a previously recorded office closure liability.

(7) During the twenty-four weeks ended May 15, 2009, the Company recognized $0.4 million in foreign currency exchange loss related to the liquidation of the Company’s Australian-based operations.

(8) During the twenty-four weeks ended May 15, 2009, the Company repurchased $7.0 million of its convertible bonds at a discount, however, under FASB Accounting Standards Codification Topic 470-20, “Debt”, this resulted in a $29,000 loss on a pre-tax basis.

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS INCLUDING A RECONCILIATION TO NON-GAAP RESULTS

FOR THE TWELVE WEEKS ENDED MAY 14, 2010 COMPARED TO THE TWELVE WEEKS ENDED FEBRUARY 19, 2010

(In thousands, except per share data)

	Twelve Weeks Ended May 14, 2010					Twelve Weeks Ended February 19, 2010
		Adjustments to	Adjustments to	Adjustments to			Adjustments to
	GAAP	GAAP Results	GAAP Results	GAAP Results	Non-GAAP	GAAP	GAAP Results	Non-GAAP
	Results	(Restructuring) (2)	(Bond Buyback) (3)	(NeuCo) (4)	Results	Results	(NeuCo) (4)	Results

Revenues	$68,075	$—	$—	$1,786	$66,289	$58,846	$1,084	$57,762
Costs of services	50,055	3,687	—	473	45,895	40,454	374	40,080
Gross profit (loss)	18,020	(3,687)	—	1,313	20,394	18,392	710	17,682

Selling, general and administrative expenses	17,475	1,324	—	1,425	14,726	15,794	1,155	14,639
Depreciation and amortization	1,467	31	—	62	1,374	1,258	41	1,217
Income (loss) from operations	(922)	(5,042)	—	(174)	4,294	1,340	(486)	1,826

Interest and other income (expense), net	(1,235)	—	(425)	(49)	(761)	(805)	(30)	(775)
Income (loss) before benefit (provision) for income taxes	(2,157)	(5,042)	(425)	(223)	3,533	535	(516)	1,051
Benefit (provision) for income taxes	577	1,819	175	93	(1,510)	(436)	169	(605)
Net income (loss)	(1,580)	(3,223)	(250)	(130)	2,023	99	(347)	446
Net loss (income) attributable to noncontrolling interest, net of tax	57	—	—	57	—	167	167	—
Net income (loss) attributable to CRA International, Inc.	$(1,523)	$(3,223)	$(250)	$(73)	$2,023	$266	$(180)	$446

Net income per share attributable to CRA International, Inc.:
Basic	$(0.14)				$0.19	$0.02		$0.04
Diluted	$(0.14)				$0.19	$0.02		$0.04

Weighted average number of shares outstanding:
Basic	10,713				10,713	10,654		10,654
Diluted	10,713 (1)				10,856 (1)	10,835		10,835

(1) Approximately 143,000 common stock equivalents are excluded from the GAAP results because they are antidilutive in the second quarter of fiscal 2010 but they are included in the non-GAAP results because they are dilutive.

(2) During the twelve weeks ended May 14, 2010, the Company incurred pre-tax expenses of $5.0 million and related income tax effect of $1.8 million principally associated with an employee workforce reduction designed to better align staffing levels with revenue, closing the Houston, TX office, and restructuring select practice areas.

(3) During the twelve weeks ended May 14, 2010, the Company repurchased $15.0 million of its convertible bonds at a discount, however, under FASB Accounting Standards Codification Topic 470-20, “Debt”, this resulted in a $0.4 million loss on a pre-tax basis.

(4) These adjustments include activity related to NeuCo in the Company’s GAAP results.

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	May 14,	November 28,
	2010	2009

Assets
Cash and cash equivalents and short-term investments	$79,985	$106,484
Accounts receivable and unbilled, net	77,942	88,222
Other current assets	38,579	35,076
Total current assets	196,506	229,782

Property and equipment, net	17,137	19,050
Goodwill and intangible assets, net	142,710	148,126
Other assets	15,276	25,153
Total assets	$371,629	$422,111

Liabilities and shareholders’ equity
Current liabilities	$50,060	$79,092
Long-term liabilities	71,053	87,304
Total liabilities	121,113	166,396

Total shareholders’ equity	250,516	255,715
Total liabilities and shareholders’ equity	$371,629	$422,111